Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Sunrise Senior Living, Inc.:

Registration Statement Number	Form	Description
333-38430	Form S-8	1996 Non-Incentive Stock Option Plan, as Amended
333-26837	Form S-8	1997 Stock Option Plan
333-57293	Form S-8	1998 Stock Option Plan
333-78313	Form S-8	1999 Stock Option Plan
333-38432	Form S-8	2000 Stock Option Plan
333-61918	Form S-8	2001 Stock Option Plan
333-88570	Form S-8	2002 Stock Option and Restricted Stock Plan
333-109228	Form S-8	2003 Stock Option and Restricted Stock Plan
333-160796	Form S-8	2008 Omnibus Incentive Plan
333-167023	Form S-8	2008 Omnibus Incentive Plan, as Amended
333-181106	Form S-8	2008 Omnibus Incentive Plan, as Amended

of our report dated December 6, 2012, with respect to the consolidated financial statements of Dawn Limited Partnership for the three years ended December 31, 2009, 2010 and 2011, included in this Form 8-K/A of Sunrise Senior Living, Inc.

/s/ Ernst & Young LLP

London, England
December 6, 2012